UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 13, 2013

Target Corporation

(Exact name of registrant as specified in its charter)

Minnesota	1-6049	41-0215170
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1000 Nicollet Mall, Minneapolis, Minnesota 55403

(Address of principal executive offices, including zip code)

(612) 304-6073

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.             Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Election of Directors

On March 13, 2013, the Board of Directors elected Douglas M. Baker, Jr. and Henrique De Castro as directors of Target Corporation.

Mr. Baker is Chairman and Chief Executive Officer of Ecolab Inc.  Mr. De Castro is Chief Operating Officer of Yahoo! Inc.

The Board also appointed Mr. Baker to Target’s Audit Committee and Nominating & Governance Committee, and appointed Mr. De Castro to Target’s Corporate Responsibility Committee and Nominating & Governance Committee.

Messrs. Baker and De Castro each received a one-time grant of RSUs with a $50,000 grant date fair value and will receive the annual compensation we provide to non-employee directors described in our most recent proxy statement under the heading “Director Compensation.”

A copy of the News Release announcing these changes to the Board of Directors is attached hereto as Exhibit (99)A.

Retirement of Director

Stephen W. Sanger retired from the Board of Directors on March 13, 2013 in connection with reaching the five-year post-retirement term limit under our Corporate Governance Guidelines.

Retirement of Executive Officer

On March 13, 2013 Target Corporation announced that Terrence J. Scully, President, Target Financial and Retail Services, will move to a strategic advisory role with Target on April 1, 2013 and plans to retire in March 2014.  Accordingly, Mr. Scully will no longer be classified as an executive officer of Target after April 1, 2013.

A copy of the News Release announcing this event is attached hereto as Exhibit (99)B.

Item 9.01.          Financial Statements and Exhibits.

(b)	Exhibits.

	(99)A	Target Corporation’s News Release dated March 13, 2013 relating to changes to the Board of Directors.

	(99)B	Target Corporation’s News Release dated March 13, 2013 relating to an Executive Officer retirement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TARGET CORPORATION

Date: March 13, 2013	/s/ Timothy R. Baer
Timothy R. Baer
Executive Vice President, General Counsel
and Corporate Secretary

EXHIBIT INDEX

Exhibit	Description	Method of Filing

(99)A	Target Corporation’s News Release dated March 13, 2013 relating to changes to the Board of Directors.	Filed Electronically
(99)B	Target Corporation’s News Release dated March 13, 2013 relating to an Executive Officer retirement.	Filed Electronically